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                                       June 25, 1996



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

     Re: Twelfth Amendment to Financing Agreements


Gentlemen:

     Reference is made to the Accounts Financing Agreement
[Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Company L.P. ("Borrower") dated as of June 16, 1992, as amended (the "Accounts Agreement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreements.

     Borrower has requested an extension of, and certain modifications to, the Financing Agreements and Congress is willing to agree to such extension and modifications, subject to the terms and conditions set forth herein.

     In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

          1.  Definitions.

              (a) Additional Definition. As used herein the term "Amended Term Note" shall mean the Amended and Restated Term Promissory Note, dated of even date herewith, made by Borrower payable to the order of Congress in the original principal amount of $1,000,000 as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

              (b)  Amendments to Definitions.

              (i) All references to the term "Term Note" herein and in the Covenant Supplement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the Amended Term Note as defined herein.


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      (ii) All references to the term "Term Loan" herein and in the Covenant
Supplement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the outstanding Obligations owed to Congress by Borrower consisting of the indebtedness evidenced by the Amended Term Note.

      (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned to such terms in the other Financing Agreements.

   2. Term Loan.

      (a) Borrower hereby acknowledges, confirms and agrees that as of June
1, 1996, the aggregate principal amount outstanding in respect of the Term Loan (as such term is defined in the Financing Agreements immediately prior to the effectiveness of this Amendment) is $216,651. On the date hereof, subject to the terms and conditions contained herein, Congress shall make an additional advance to Borrower in the amount of $783,349, so that the outstanding principal balance of the Term Loan shall be increased to $1,000,000. Such Term Loan shall be (i) evidenced by the Amended Term Note executed and delivered by Borrower to Congress concurrently herewith, (ii) repaid, together with interest and other amounts due thereunder, in accordance with the terms and provisions of such Amended Term Note and the other Financing Agreements, and (iii) secured by all of the Collateral. Borrower may not reborrow any principal amounts prepaid pursuant to the Amended Term Note.

      (b) The amendment and restatement contained herein, shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations evidenced by or arising under the Financing Agreements, and the liens and security interests securing such Obligations shall not in any manner be impaired, limited, terminated, waived or released.

   3. Maximum Credit.

      (a) Effective as of April 8, 1996, all references to the Maximum Credit in the Financing Agreements, including but not limited to Section 1.7 of the Accounts Agreement, shall be deemed and each such reference is hereby amended by replacing "$15,000,000" with "$25,000,000". Notwithstanding the foregoing, during the period from June 15, 1996 through and including September 15, 1996, all references to the Maximum Credit in the Financing Agreements shall automatically be deemed and each such


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reference shall be automatically amended by replacing "$25,000,000" with
$27,000,000".

   (b) Notwithstanding anything to the contrary contained in the Financing Agreements, and without limiting the right of Congress to demand payment of the Obligations, or any portion thereof, in accordance with any other terms of the Financing Agreements, if the outstanding aggregate principal amount of loans made by Congress to Borrower on and after September 16, 1996 exceeds the Maximum Credit, Borrower shall remain liable therefor and such excess shall automatically, without notice or demand, be absolutely and unconditionally due and payable in cash or other immediately available funds on September 16, 1996.

   4. Accounts Advances. Section 2.1 of the Accounts Agreement, as amended, is hereby deleted in its entirety and replaced with the following:

   "2.1 You shall, in your discretion, make loans to us from time to time, at our request, of up to eighty (80%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time); provided, that, for the period May 1, 1996 through July 31, 1996, you shall, in your discretion, make loans to us from time to time, at our request, of up to eighty-five (85%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion as determined from time to time)."

   5. Supplemental Loans.

   (a) In addition to the loans and advances which may be made by Congress to Borrower pursuant to the lending formulas set forth in the Financing Agreements, upon the request of Borrower made at any time and from time to time during the period April 1, 1996 to July 31, 1996, Congress shall, subject to the terms and conditions contained in the Financing Agreements, make supplemental loans to Borrower in such amounts from time to time as Congress shall in good faith determine, in its discretion, of up to $1,000,000 in excess of the amounts otherwise available to Borrower under the lending formulas set forth in the Financing Agreements, as calculated by Congress (the "Supplemental Loans").

   (b) The Supplemental Loans shall be secured by all Collateral and shall be payable ON DEMAND. In any event, unless sooner demanded by Congress, all outstanding and unpaid obligations arising pursuant to the Supplemental Loans (including, but not limited to, principal, interest, fees, costs

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and expenses) shall automatically, without notice or demand, be absolutely and unconditionally due and payable in cash or other immediately available funds on July 31, 1996.

        6. Unused Line Fee. Effective as of April 8,
1996, Section 3.5 of the Accounts Agreement, as amended, is hereby further amended by deleting all references to "$10,000,000" and replacing them with "$20,000,000".

        7. Renewal Date. Section 9.1 of the Accounts Agreement, as amended, is hereby further amended by deleting the first two sentences thereof in their entirety and substituting the following therefor:

             "9.1 This Agreement shall become effective upon acceptance by you and shall continue in force and effect for a term ending June 30, 1998 (the "Renewal Date"), unless sooner terminated pursuant to the terms hereof. You shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default."

        8. Early Termination Fee. Section 9.2 of the Accounts
Agreement, as amended, is hereby deleted in its entirety and replaced with the following:

              "9.2 If you terminate this Agreement upon the occurrence of an Event of Default or at our request, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a result thereof, we hereby agree that we shall pay you, upon the effective date of such termination, an early termination fee, in an amount equal to: (i) $150,000 if such termination occurs on or prior to June 30, 1997 or (ii) $100,000 if such termination occurs after June 30, 1997 but prior to June 30, 1998."

        9. Inventory Loans.

             (a) During the period from May 1, 1996 through
July 31, 1996, and only for such period, Section 2 of the letter re:
Inventory Loans, dated December 31, 1994, by Borrower in favor of Congress
 (the "Inventory Loan Letter") is hereby amended by replacing the reference to "fifty (50%) percent" with "sixty (60%) percent".

(b) Effective as of May 1, 1996, Section 3(b) of the Inventory Loan Letter is hereby amended by deleting the reference to "$2,500,000" and replacing it with "$4,000,000".


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     10.  Letter of Credit Sublimit.  Effective as of May 1, 1996, Section
1.5 of the Trade Financing Agreement Supplement to Accounts Agreement, dated June 16, 1992, by Borrower in favor of Congress is hereby amended by deleting the reference to "$6,000,000" and replacing it with "$8,000,000".

     11. Fee. In partial consideration of the extension of the term of the Financing Agreements, the Supplemental Loans, the increase in the Maximum Credit and the other modifications to the Financing Agreements as set forth herein, Borrower agrees to pay Congress a fee in an amount equal to $75,000, payable as of May 1, 1996, which fee is fully earned as of May 1, 1996. At Congress' option, Congress may charge such fee directly to Borrower's loan account.

     12. Conditions Precedent. The effectiveness of the amendments to the Financing Agreements provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress:

     (a) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default;

     (b) Congress shall have received, in form and substance satisfactory to Congress, an original of the Amended Term Note, duly authorized, executed and delivered by Borrower; and

     (c) Congress shall have received, in form and substance satisfactory to Congress, an original of this Amendment, duly authorized, executed and delivered by Borrower, Ira Hechler, Robert Arnot, Gerald Lear, Eugene Wielepski, Gary Brashers and Stanley Keller.

     13. Effect and Entirety of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties as to the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties.

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   14. Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

   15. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

   16. Counterparts. This Amendment may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.


                                       Very truly yours,

                                       I.C. ISAACS & COMPANY L.P.

                                       By: ISBUYCO, INC., General Partner

                                           By:  /s/ Robert Arnot
                                               --------------------------
                                           Title:     Chairman
                                                  -----------------------


Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By:  /s/ Eric S. Miller
    --------------------------
Title:   Asst. Vice President
       -----------------------


ACKNOWLEDGED:

   /s/ Ira Hechler
------------------------------
IRA HECHLER

   /s/ Robert Arnot
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ROBERT ARNOT

   /s/ Gerald Lear
------------------------------
GERALD LEAR

   /s/ Eugene Wielepski
------------------------------
EUGENE WIELEPSKI

   /s/ Gary Brashers
------------------------------
GARY BRASHERS

   /s/ Stanley Keller
------------------------------
STANLEY KELLER


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